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                                                                     EXHIBIT 14

[PRICEWATERHOUSECOOPERS LOGO]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of AIM Investment Funds:

RE: AIM Developing Markets Fund (formerly GT Global Developing Markets Fund) AIM Emerging Markets Fund (formerly GT Global emerging Markets Fund)

      We hereby consent to the inclusion of our reports dated December 11, 1998 on our audits of the financial statements and financial highlights of the above referenced funds as of October 31, 1998 included in the Pre Effective Amendment No. 1 to AIM Investment Funds' Registration Statement on Form N-14 under the Securities Act of 1933, as amended.

                                           /s/ PRICEWATERHOUSECOOPERS LLP

                                           PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
December 15, 1998